UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

FIRST COMMUNITY BANK CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Florida	000-50357	65-0623023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Belcher Road, Pinellas Park, Florida	33782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 520-0987

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition Agreement with CBM Florida Holding Company and Community Bank of Manatee

On February 10, 2011, First Community Bank Corporation of America (“FCBCA”) and First Community Bank of America (the “Bank”) entered into an Acquisition Agreement with CBM Florida Holding Company (“CBM Holdings”) and Community Bank of Manatee, under which the Bank will be merged with and into Community Bank of Manatee, and FCBCA will transfer to CBM Holdings all of the shares of FCBCA’s wholly-owned subsidiary, First Community Lender Services, Inc.

Under the terms of the Acquisition Agreement, FCFL will receive $10 million in cash at closing. FCBCA currently has outstanding 10,685 shares of Series A preferred stock that were issued to the US Treasury under the TARP program. The liquidation value of the Series A preferred stock, including accrued but unpaid dividends, is approximately $11.15 million. The Treasury has agreed, subject to the execution of definitive documentation acceptable to the Treasury, to accept a payment equal to 72% of the sum of the cash proceeds received under the Acquisition Agreement and the cash on hand at FCBCA at the closing of the Acquisition Agreement in full satisfaction of the Series A preferred stock obligations.

The board of directors of FCBCA, in connection with entering into the Acquisition Agreement, approved a Plan Of Complete Liquidation And Dissolution for FCBCA (the “Plan”), a copy of which is attached hereto as Exhibit 2.1. The Plan must be approved by the holders of a majority of the outstanding shares of common stock of FCBCA. If the Plan is approved by the shareholders, following the consummation of the transactions provided for in the Acquisition Agreement, FCBCA will be required to wind up of all of its business and distribute thereafter to its common stockholders all of its remaining cash. It is presently anticipated that, if the Plan is approved by the shareholders and the transactions provided for in the Acquisition Agreement are consummated in May or June 2011, such distributions will take place towards the end of 2011, and that distributions will be in the range of $0.27 to $0.35 per common share.

The completion of the transactions contemplated by the Acquisition Agreement is subject to certain conditions in addition to shareholder approval, including, among others, (i) the receipt of all regulatory approvals; (ii) the absence of any material adverse change in the business of the Bank; (iii) the accuracy of the representations and warranties made by each of the parties, and (iv) the compliance by each of the parties with their respective obligations under the Acquisition Agreement.

Each of FCBCA and the Bank has made representations, warranties and covenants in the Acquisition Agreement including, among other things, (i) to conduct its business in the ordinary course of business during the period between the execution of the Acquisition Agreement and the closing of the transactions contemplated by the Acquisition Agreement, and (ii) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Acquisition Agreement. The Acquisition Agreement contains a customary window shop provision which will allow FCBCA to terminate the Acquisition Agreement and accept a superior offer, subject to the payment of the termination fee and expenses to CBM Florida Holdings as described below.

The Acquisition Agreement contains specified termination rights for each of FCBCA and CBM Holdings and further provides that, upon termination of the Acquisition Agreement by FCBCA or CBM Holdings under certain circumstances, including the acceptance by FCBCA of a superior offer, FCBCA and the Bank will be obligated to pay CBM Holdings a termination fee of $700,000 and to reimburse it for up to $300,000 of expenses actually incurred by CBM Holdings in connection with the transactions contemplated by the Acquisition Agreement.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

This summary of the Acquisition Agreement has been included to provide information regarding its terms. The representations, warranties and covenants contained in the Acquisition Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Acquisition Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of FCBCA or the Bank. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement, which subsequent information may or may not be fully reflected in public disclosures by FCBCA.

Voting Agreement with Certain Shareholders of FCBCA

In connection with the execution of the Acquisition Agreement, CBM Holdings concurrently entered into a Support Agreement (the “Support Agreement”) with certain directors and officers of FCBCA (collectively, the “Shareholders”). Pursuant to the Support Agreement, the Shareholders have agreed to vote their shares of FCBCA common stock in favor of the transactions contemplated by the Acquisition Agreement. The Shareholders that are subject to the Support Agreement hold shares representing, in the aggregate, a majority of the outstanding shares of FCBCA common stock (after taking into account the conversion of all outstanding Series B preferred stock of FCBCA into common stock on March 31, 2011).

The Support Agreement will terminate upon the earliest to occur of (i) the completion of the transactions contemplated by the Acquisition Agreement, or (ii) the termination of the Acquisition Agreement in accordance with its terms.

The foregoing description of the Support Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit A to the Acquisition Agreement (attached hereto as Exhibit 2.2), and the terms of which are incorporated herein by reference.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements.

Words such as “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intends,” “plan,” “project,” “assume,” “indicate,” “continue,” “target,” “goal,” and similar words or expressions of the future are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements.

All written and oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our periodic reports filed with the SEC. Such reports are available upon request from FCFL or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FCFL has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

Additional Information

In connection with the proposed transactions described in this Report, FCFL will send to its shareholders a proxy statement with details about the transactions and the shareholders’ meeting. FCBCA urges its shareholders to read the proxy statement because it will contain important information. You may obtain copies of all documents filed by FCBCA with the SEC, free of charge, at the SEC’s website (www.sec.gov).

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Exhibit 2.1	Plan Of Complete Liquidation And Dissolution of First Community Bank Corporation Of America

Exhibit 2.2	Acquisition Agreement, dated February 10, 2011, by and among CBM Florida Holding Company, Community Bank Of Manatee, First Community Bank Corporation Of America, and First Community Bank Of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Community Bank Corporation of America
(Registrant)

Date: February 14, 2011

By: /s/ Kenneth P. Cherven
(Signature)*
Kenneth P. Cherven
President & Chief Executive Officer

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